Exhibit 21.1
SUBSIDIARIES OF ALEXION PHARMACEUTICALS, INC.
Alexion Delaware Holding LLC is organized in the State of Delaware
Alexion Services Latin America, Inc. is organized in the state of Delaware
Alexion Pharma Argentina SRL is organized in Argentina
Alexion Pharmaceuticals Australasia PTY LTD is organized in Australia
Alexion Pharma Belgium Sprl is organized in Belgium
Alexion Services Europe Sprl is organized in Belgium
Alexion Bermuda L.P. is organized in Bermuda
Alexion Bermuda II L.P. is organized in Bermuda
Alexion Bermuda Holding ULC is organized in Bermuda
Alexion Farmacêutica Brasil Importação e Distribuição de Produtos e Serviços de Administração de Vendas Ltda. (doing business as Alexion Brasil) is organized in Brazil
Alexion Farmacêutica América Latina Serviços de Administração de Vendas Ltda. (doing business as Alexion Latina America) is organized in Brazil
Alexion Pharma Canada Corp. is organized in Canada
Alexion (Shanghai) Company Limited is organized in Shanghai
Alexion Pharma Colombia SAS is organized in Colombia
Alexion Pharma Czech s.r.o is organized in the Czech Republic

Alexion Pharma Middle East FZ-LL is organized in Dubai
Alexion Europe SAS is organized in France
Alexion Pharma France is organized in France
Alexion R&D France SAS is organized in France
Alexion Pharma Germany GmbH is organized in Germany
Alexion Business Services Private Limited is organized in India
Alexion Pharma International Trading is organized in Ireland
Alexion Pharma Holding is organized in Ireland
Alexion Pharma Israel Ltd. is organized in Israel
Alexion Pharma Italy Sarl is organized in Italy
Alexion Pharma GK is organized in Japan
Alexion Pharma Mexico, S. de R.L. de C.V. is organized in Mexico
Alexion Holding B.V. is organized in the Netherlands
Alexion Pharma Netherlands B.V. is organized in the Netherlands

Alexion Pharma LLC is organized in Delaware
Alexion Holding LLC is organized in Delaware
Alexion Bermuda Limited is organized in Bermuda
Synageva BioPharma SAS is organized in France
Synageva BioPharma B.V. is organized in the Netherlands
Synageva BioPharma Limited is organized in the United Kingdom
Savoy Therapeutics Corp. is organized Delaware
Synageva BioPharma GmbH is organized in Switzerland
Synageva BioPharma S.L. is organized in Spain
Synageva BioPharma Luxembourg S.a.r.l. is organized in Luxembourg
Synageva BioPharma Mexico S. de R.L. de C.V. is organized in Mexico
Alexion Pharma OOO is organized in Russia
Alexion Pharma Spain S.L. is organized in Spain
Alexion Pharma Nordics AB is organized in Sweden
Alexion Pharma GmbH is organized in Switzerland
Alexion Ilaç Ticaret Limited Þirketi is organized in Turkey
Alexion Pharma UK is organized in the United Kingdom

Alexion Pharma Austria GmbH is organized in Austria